Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Anu Ahluwalia

   (212) 299-2439

COMEX SEAT OWNERS VOTE IN FAVOR OF NYMEX/COMEX TRANSACTION

NEW YORK, NY, November 20, 2006 -- At a special meeting held today, COMEX seat owners voted to approve a NYMEX/COMEX transaction, which among other things, will expand the ability of NYMEX to provide COMEX electronic trading privileges to third parties, as well as to list all COMEX contracts for side by side trading in exchange for 8,400 shares of NYMEX Holdings common stock.  More than 98% of the shares voted in connection with this meeting were voted in favor of the deal.

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A registration statement relating to these securities was filed and declared effective by the Securities and Exchange Commission. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or other jurisdiction.